CONSULTING AGREEMENT


This consulting agreement (the "AGREEMENT") is entered into as of the 5 day of February, 2006 (the "EFFECTIVE DATE") by and among SAFETEK INTERNATIONAL INC.., a company incorporated under the laws of the State of Delaware, with its principal office at 23 Aminadav St., Tel Aviv (the "COMPANY"), and PROF. YIGAL KOLTIN of Newton, MA, USA (the "CONSULTANT").


WHEREAS Consultant is engaged in the provision of advisory services as provided herein, and is a member of the Board of Directors of the Parent Company (as defined below); and

WHEREAS the Company desires to retain certain services from Consultant, and Consultant desires to provide such services to Company;

Now, therefore, in consideration of their respective undertakings herein contained, and other considerations, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Term; Termination. This Agreement shall commence on the Effective Date and continue until terminated by either party, for or without any reason whatsoever, by providing 30 days' written notice to the other party, and in such event Company shall compensate Consultant for Services actually performed prior to termination.

2.    The Services

      2.1. Consultant shall provide the Company and its parent company, SafeTek International Inc. (the "PARENT COMPANY"), with advisory services on a non-exclusive basis as shall be requested by the CEO of the Company from time to time (the "SERVICES

      2.2. Consultant shall use all required know-how, energy, expertise, talent, experience and best efforts in order to provide the Services hereunder. Consultant confirms that he is available to provide such required services. Company confirms that subject to the provisions of this Agreement (including, without limitation, the provisions of Exhibit A hereto concerning proprietary information, confidentiality and non-competition), Consultant is and may be employed for other business or professional activities.

      2.3. Consultant shall utilize the highest professional skill, diligence, ethics and care to ensure that all Services are performed to the full satisfaction of Company and to provide the expertise required in connection with such Services.


3.    Compensation and Reimbursement

      3.1. Company shall pay Consultant, as compensation for the provision of all Services hereunder, a gross amount equal to US$ 250 per hour of consultation (the "FEE"). The Fee will be payable against a valid monthly invoice, furnished by Consultant to Company and detailing the number of hours and services provided by Consultant..


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      3.2.  Subject to the execution of an option grant agreement between
            Consultant and the Parent Company, in a standard form used by the Parent Company (the "OPTION AGREEMENT"), Consultant shall be entitled to participate in the Employee Stock Option Plan adopted by the Parent Company (the "ESOP"), under the following terms and conditions:

4. Consultant shall receive options to purchase 300,694 shares of Common Stock of the Parent Company, par value US$ 0.0001 each, at an exercise price per share equal to 90% of the last transaction price quoted for such date by the NASDAQ system or the NASDAQ National Market, as of the Stock Option Agreement date, according to the company Employees/Consultants/Directors Stock Compensation Plan; (the "Options").

            4.1.1. The vesting of the Options shall occur in 12 equal quarterly installments of the Common Stock to which the Options pertain, over a period of 36 months, on the last date of each calendar quarter from and after the first quarter after agreement date and so long as this Agreement remains in effect. If this Agreement is terminated prior to the full vesting of the Options, for any reason whatsoever, the unvested portion of the Options shall be cancelled. Vested Options will be exercisable for a period of 3 months after termination of this Agreement.

            4.1.2. For the avoidance of doubt, the terms set forth in this section are in addition to terms and conditions set forth in the ESOP and in the Option Agreement, as determined by the Board of Directors of the Parent Company, in its sole discretion, and the grant of the Options shall be subject to the Consultant's execution of the Option Agreement and all ancillary documents.

      4.2. The Company shall reimburse Consultant for out of pocket expenses incurred in connection with the performance of his duties under this Agreement, only if the same has been approved in advance and in writing by the Company. As a condition to reimbursement, Consultant shall provide Company with all invoices, receipts and other evidence of expenditure as may be reasonably required by Company from time to time.

      4.3. The Fee and the Options constitute the full and final consideration for the Services, and Consultant shall not be entitled to any additional consideration, of any form, for the Services. By signing at the end of this Agreement, the Consultant acknowledges and agrees that as a service provider to Company he is not entitled to receive from Company any social benefits (including, without limitation, paid vacation days, paid sick leave, severance payments, pension funds, etc.) to which he may be entitled under any applicable law.

5. Confidentiality; Non-Competition. By executing this Agreement, Consultant confirms and agrees to the provisions of Company's Proprietary Information, Confidentiality and Non-Competition Agreement attached in EXHIBIT A hereto (an "NDA").

6. Independent Contractor. Consultant agrees and acknowledges that he is performing the Services hereunder as an independent contractor, and that no employer-employee relationship exists or will exist between Consultant and Company.

7. Representations by Consultant. Consultant represents and warrants to Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; (ii) will not result in a breach of any confidentiality undertaking to any third party; and (iii) do not require the consent of any person or entity.


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                                      -3-


8. Miscellaneous. This Agreement constitutes the entire understanding between the parties with respect to the matters referred to herein. This Agreement shall be governed by the laws of the State of Israel, excluding its conflict of law rules, and the courts of Tel-Aviv shall have exclusive jurisdiction over the parties. This Agreement may not be assigned by Consultant. This Agreement may not be amended or modified, except by the written consent of both parties hereto. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Headings to sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder thereof, and shall in no way affect, impair or invalidate any other covenant, condition or other provision therein contained. All notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally, by registered mail, by fax or by means of electronic communication.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ Amnon Presler                                   /s/ Yigal Koltin
-----------------                                   ----------------
Oriens Life Sciences (Israel), Ltd.                 Prof. Yigal Koltin
(Company)                                           (Consultant)





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                                      -4-


                                    EXHIBIT A


This Proprietary Information, Confidentiality and Non-Competition Agreement is attached as Exhibit A to that certain Services Agreement (the "AGREEMENT") executed by and between ORIENS LIFE SCIENCES (ISRAEL), LTD. (the "COMPANY") and PROF. YIGAL KOLTON ("CONSULTANT").

All the capitalized terms herein shall have the meanings ascribed to them in the Agreement. For purposes hereof, the term "Company" shall mean and include the Company, its parent company SafeTek International Inc., and any of their subsidiaries and affiliates.

Consultant's obligations and representations and Company's rights under this Exhibit shall apply as of the time he first became engaged with Company, regardless of the date of execution of the Agreement.


CONFIDENTIALITY; PROPRIETARY INFORMATION
----------------------------------------

1. "PROPRIETARY INFORMATION" means confidential and proprietary information concerning the business and financial activities of Company, including patents, patent applications, trademarks, copyrights and other intellectual property, and information relating to the same, technologies and products (actual or planned), know how, inventions, research and development activities, inventions, trade secrets and industrial secrets, and also confidential commercial information such as investments, investors, employees, customers, suppliers, marketing plans, etc., all the above - whether documentary, written, oral or computer generated. Proprietary Information shall also include information of the same nature which Company may obtain or receive from third parties.

2. Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of Company and irrespective of form but excluding information that (i) was known to Consultant prior to Consultant's association with Company and can be so proven; (ii) is or shall become part of the public knowledge except as a result of the breach of the Agreement or this Exhibit by Consultant; (iii) reflects general skills and experience gained during Consultant's engagement by Company; or
      (iv) reflects information and data generally known in the industries or trades in which Company operates.

3. Consultant recognizes that Company received and will receive confidential or proprietary information from third parties, subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis.

4. Consultant agrees that all Proprietary Information, and patents, trademarks, copyrights and other intellectual property and ownership rights in connection therewith shall be the sole property of Company its subsidiaries and their assigns. At all times, both during and after the Consulting Term, Consultant will keep in confidence and trust all Proprietary Information, and Consultant will not use or disclose any Proprietary Information or anything relating to it without the written consent of Company or its subsidiaries, except as may be necessary in the ordinary course of performing Consultant's duties under the Agreement.

5. Upon termination of Consultant's engagement with Company, Consultant will promptly deliver to Company all documents and materials of any nature pertaining to Consultant's engagement with Company, and will not take with his any documents or materials or copies thereof containing any Proprietary Information.

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                                      -5-


DISCLOSURE AND ASSIGNMENT OF INVENTIONS
---------------------------------------

6. "INVENTIONS" means any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and trade secrets, whether or not patentable, copyrightable or protectible as trade secrets; "COMPANY INVENTIONS" means any Inventions that are made or conceived or first reduced to practice or created by Consultant, whether alone or jointly with others, during the period of Consultant's engagement with Company, and which are: (i) developed using equipment, supplies, facilities or Proprietary Information of Company, (ii) result from work performed by Consultant for Company, or (iii) related to the field of business of Company, or to current or anticipated research and development.

7. Consultant undertakes and covenants he will promptly disclose in confidence to Company all Inventions deemed as Company Inventions.

8. Consultant hereby irrevocably transfers and assigns to Company all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention, and any and all moral rights that he may have in or with respect to any Company Invention.

9. Consultant agrees to assist Company, at Company's expense, in every proper way to obtain for Company and enforce patents, copyrights, mask work rights, and other legal protections for Company Inventions in any and all countries. Consultant will execute any documents that Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Such obligation shall continue beyond the termination of Consultant's engagement with Company. Consultant hereby irrevocably designates and appoints Company and its authorized officers and agents as Consultant's agent and attorney in fact, coupled with an interest to act for and on Consultant's behalf and in Consultant's stead to execute and file any document needed to apply for or prosecute any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any Proprietary Information (including Company Inventions), and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets or any other right or protection relating to any Proprietary Information (including Company Inventions), with the same legal force and effect as if executed by Consultant himself.


NON-COMPETITION
---------------

10. Consultant agrees and undertakes that he will not, so long as the Agreement is in effect and for a period of twelve (12) months following termination of the Agreement, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is, or will be during the Consulting Term, engaged in any activities competing with the activities of Company at such time.

11. Consultant agrees and undertakes that during the Term and for a period of twelve (12) months following termination of his engagement for whatever reason, Consultant will not, directly or indirectly, including personally or in any business in which Consultant may be an officer, director or shareholder, solicit for employment any person who is employed by Company, or any person retained by Company as a consultant, advisor or the like who is subject to an undertaking towards Company to refrain from engagement in activities competing with the activities of Company, or was retained as an employee or a consultant, advisor or the like during the six months preceding termination of the Term.


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TRADE OF PARENT COMPANY SECURITIES
----------------------------------

12. Consultant acknowledges that the Company is a wholly-owned subsidiary of the Parent Company, which is a publicly traded company. Therefore, Consultant agrees not to use any proprietary Information in connection with the purchase or sale of the securities of the Parent Company. Consultant further acknowledges that any such use would constitute a violation of securities laws.


REASONABLENESS OF PROTECTIVE COVENANTS; INTENT OF PARTIES
---------------------------------------------------------

13. Insofar as the protective covenants set forth in this Exhibit are concerned, Consultant specifically acknowledges, stipulates and agrees as follows: (i) the protective covenants are reasonable and necessary to protect the goodwill, property and Proprietary Information of Company, and the operations and business of Company; and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of Company. Nevertheless, if any of the restrictions set forth in this Exhibit is found by a court having jurisdiction to be unreasonable or overly-broad as to geographic area, scope or time or to be otherwise unenforceable, the parties hereto intend for the restrictions set forth in this Exhibit to be reformed, modified and redefined by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

14. Consultant acknowledges that the legal remedies for breach of the provisions of this Exhibit may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

15. Consultant recognizes and agrees: (i) that this Exhibit is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company's business;
      (ii) that the area and duration of the protective covenants contained herein are in all things reasonable; and (iii) that good and valuable consideration exists under the Agreement, for Consultant's agreement to be bound by the provisions of this Exhibit.

16. Consultant's undertakings set forth in this Exhibit shall remain in full force and effect after termination of the Agreement or any renewal thereof.